                                April 15, 2004

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York  10013

Structured Products Corp.
388 Greenwich Street
New York, New York  10013

            Re:   3,600,000 Corporate-Backed Trust Securities (CorTS®)
                  Certificates

Ladies and Gentlemen:

            We have acted as counsel to Citigroup  Global Markets Inc. ("CGM")
and  Structured  Products  Corp.  (the  "Depositor"),  and are rendering  this opinion in  connection  with the offer and sale by the  Depositor  to CGM (the
"Underwriter")  of  3,600,000  CorTS®  Class A  Certificates  (the  "Class  A
Certificates"),  issued by CorTS®  Trust II For Goldman  Sachs  Capital I (the
"Trust") pursuant to the CorTS® Supplement 2004-5,  dated as of April 15, 2004
(the  "Supplement"),  to the Base Trust  Agreement,  dated as of December  15,
2000  (the  "Agreement,"  and  together  with  the  Supplement,  the  "Trust
Agreement"),   each  between  the  Depositor  and  U.S.  Bank  Trust  National
Association  (the  "Trustee").  The Trust also is issuing Class B Certificates
(the "Class B Certificates"  and, together with the Class A Certificates,  the
"Certificates")  in  a  notional  amount  of  $90,000,000  and  call  warrants
relating  to  $90,000,000   principal  amount  of  Term  Assets  (the  "Call
Warrants").  Capitalized  terms used  herein  that are not  otherwise  defined herein shall have the meanings assigned to such terms in the Trust Agreement.

            The Certificates  will evidence the entire  undivided  interest in the Trust,  the  property of which will  consist  principally  of  $90,000,000 aggregate  principal  amount of 6.345% Capital  Securities (the "Term Assets")
issued by Goldman  Sachs  Capital I (the  "Term  Assets  Issuer"),  having the characteristics  described in a prospectus  supplement dated February 12, 2004
relating  to  a  prospectus   dated  February  6,  2004  (the  "Term  Assets
Prospectus").  The  Class  A  Certificates  are  included  in  a  Registration
Statement on Form S-3  (Registration  No.  333-89080)  filed by the  Depositor with the  Securities and Exchange  Commission  (the  "Commission"),  under the
Securities  Act of 1933, as amended (the "Act") as declared  effective on July
25, 2002 (the  "Registration  Statement"),  and were offered by the prospectus dated July 28,  2003 (the "Base  Prospectus")  and the  prospectus  supplement
(the  "Prospectus  Supplement")  dated April 1, 2004 (the Base  Prospectus and the Prospectus Supplement being hereinafter referred to as the "Prospectus").

            In rendering the opinions  expressed  below,  we have examined (i)
the Trust Agreement;  (ii) the Registration  Statement;  (iii) the Prospectus;
(iv) the articles of  incorporation  and by-laws of the Depositor;  (v) a good standing  certificate  issued by the State of  Delaware  with  respect  to the
Depositor;  (vi) certain  resolutions adopted by the Board of Directors of the
Depositor;   (vii)  an  Action  of  Authorized  Finance  Officer;  (viii)  the
Certificates;  (ix) the Call  Warrants;  and (x) the  Underwriting  Agreement,
dated as of April 1, 2004 (the "Underwriting Agreement"),  by and between CGM,
as  an  underwriter,   and  the  Depositor.  In  addition,  we  have  examined
originals (or copies  certified or otherwise  identified to our  satisfaction)
of such other  instruments,  certificates,  records and  documents  as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            Based   upon  the   foregoing,   and   having   regard   to  legal
considerations   which  we  deem   relevant,   subject  to  the   assumptions,
qualifications and limitations set forth herein, we are of the opinion that:

            The Trust  Agreement  creates a valid  trust under the laws of the
State of New York.  Assuming that the  Certificates and the Call Warrants have been  duly  executed  in  accordance  with  the  Trust  Agreement,  when  such
Certificates   and  Call  Warrants  have  been   delivered  and  paid  for  as
contemplated  by the Prospectus and the Trust  Agreement,  as applicable,  the
Certificates  and the Call Warrants will be validly issued and outstanding and will be entitled to the benefits afforded by the Trust Agreement.

            With  your  permission  we have  assumed  the  following:  (a) the authenticity of original documents and genuineness of all signatures;  (b) the conformity to the originals of all  documents  submitted to us as copies;  (c)
the truth,  accuracy and completeness of the information,  representations and warranties  made  in  conference  or  contained  in  the  records,  documents, instruments  and  certificates  we have  reviewed;  (d)  except  as  expressly covered in the opinions set forth above,  the corporate power and authority of the  respective  parties to the Trust  Agreement to enter into and perform all of their  obligations  thereunder;  (e)  except as  expressly  covered  in the opinions set forth above,  the due  authorization,  execution  and delivery of the Trust  Agreement  on  behalf of the  respective  parties  thereto  and the legal,  valid,  and  binding  effect  thereof and  enforceability  against the respective  parties  thereto;  (f) the Trustee has complied  with all material provisions  of the  Trust  Agreement;  and (g)  the  absence  of any  evidence extrinsic  to the  provisions  of the written  agreements  between the parties that the  parties  intended  a meaning  contrary  to that  expressed  by those provisions.

            Whenever a statement  herein is  qualified  by the phrases "to our knowledge"  or "come to our  attention,"  it is  intended  to  indicate  that, during the course of our  representation of the Underwriter and the Depositor, no information  that would give us current actual  knowledge of the inaccuracy of such  statement has come to the attention of those  attorneys  currently in this firm who have rendered  legal  services in  connection  with this opinion letter.  However,  we have not undertaken  any  independent  investigation  to determine  the  accuracy  of any  such  statement,  and  any  limited  inquiry undertaken by us during the  preparation  of this opinion letter should not be regarded as such an  investigation;  no inference  as to our  knowledge of any matters  bearing on the  accuracy of any such  statement  should be drawn from the fact of our representation of the Underwriter and the Depositor.

            Our  opinion  that  any  document  is  legal,  valid,  binding  or enforceable in accordance with its terms is qualified as to:

            (i)   limitations     imposed    by    bankruptcy,     insolvency,
reorganization,   receivership,  conservatorship,   liquidation,  arrangement,
moratorium  or  other  laws  relating  to  or  affecting  the  enforcement  of creditors' rights generally;

            (ii)  general   principles   of   equity,    including,    without
limitation,  concepts  of  materiality,  reasonableness,  good  faith and fair
dealing,   and  the  possible   unavailability  of  specific   performance  or
injunctive relief,  regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (iii) the   unenforceability   under  certain   circumstances   of
provisions  imposing  penalties,  forfeiture,  late  payment  charges,  or  an increase in interest  rate upon  delinquency  in payment or the  occurrence of any event of default; and

            (iv)  rights  to  indemnification  or  contribution  which  may be limited by applicable law and equitable principles or otherwise  unenforceable as against public policy.

            In addition,  we express no opinion as to whether a federal  court of the  United  States of America or a state  court  outside  the State of New
York  would  give  effect to the  choice of New York law  provided  for in the
Trust Agreement, the Certificates and the Call Warrants.

            We express no  opinions as to matters of law other than the law of the State of New York, the Delaware  General  Corporation  Law and the federal law of the United States of America

                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP